EXHIBIT 5

July 31, 2006

Ventas, Inc.

10350 Ormsby Park Place

Suite 300

Louisville, Kentucky 40223

Re:                               Ventas, Inc. 2006 Incentive Plan and 2006 Stock Plan for Directors
Registration Statement on Form S-8

Ladies and Gentlemen:

I have acted as counsel to Ventas, Inc., a Delaware corporation (the “Company”), with respect to the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission on or about the date hereof.  The Registration Statement relates to the registration under the Securities Act of 1933, as amended, by the Company of an aggregate of 5,400,000 shares of common stock, par value $0.25 per share (the “Shares”), of which 5,000,000 shares are to be issued under the Ventas, Inc. 2006 Incentive Plan and 400,000 shares are to be issued under the Ventas, Inc. 2006 Stock Plan for Directors (collectively, the “Plans”).

As counsel for the Company, I have examined, among other things, originals and/or copies of such documents, certificates and records as I deemed necessary and appropriate to form a basis for the opinion hereinafter expressed.  In my examination, I have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to me.  As to various questions of fact material to my opinion, I have relied on statements and certificates of officers and representatives of the Company.

Based on the foregoing, I hereby inform you that, in my opinion, the Shares, when issued in accordance with the terms of the Plans, will be validly issued, fully paid, and nonassessable.

I am qualified to practice law in the State of Kentucky and do not purport to be an expert on, or to express any opinion herein, concerning any law, other than the laws of the State of Kentucky, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

The opinion expressed herein is given as of the date hereof, and I assume no obligation to update or supplement such opinion to reflect any fact or circumstance that may hereafter come to my attention or any change in law that may hereafter occur.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ T. Richard Riney

T. Richard Riney, Esq.